                                                                   EXHIBIT 10.17


                                English Summary
                                ---------------

                 Principal Terms of Braun Employment Agreement
                 ---------------------------------------------


1.   AUTHORITY OF REPRESENTATION AND AUTHORITY OF EXECUTIVE MANAGEMENT

     As managing director you will be in charge of the business of the Company subject to the statutory provisions, the Company's articles of association as well as the terms of this agreement.

     You are authorized, together with another managing director, attorney-in-fact or other authorized signatory for the Company, to represent and sign for the Company.

2.   CONDITIONS OF EMPLOYMENT

     For your employment services, the attached Terms of Employment for Managing Directors apply.

3.   COMPENSATION

     Your compensation consists of a yearly salary of not less than DM 231,000 as well as an annual bonus to be determined on a yearly basis.

     Your annual salary will be paid to you in twelve equal monthly payments of DM 19,250 gross.

     The amount of your annual bonus of up to __% of your annual salary for 1996/97 will be determined by the Compensation Committee of the Board of Directors of Rofin-Sinar Technologies Inc.

     Services you provide to Rofin-Sinar Technologies Inc. are compensated for with the compensation payable to you hereunder.

4.   EQUITY INCENTIVE PLAN

     In addition to your compensation you will receive, as stipulated in the prospectus of August 5, 1996, 36,000 stock options at the initial public offering price. Details therefor will be determined by the Compensation Commitee of the Board of Directors of Rofin-Sinar Technologies Inc.

5.   CONFIDENTIALITY AND DUE CARE

     You will, in your managerial function, exercise the due care of a conscientious manager and not disclose any confidential information of the Company even after this agreement has terminated.

6.   COMPETITION PROHIBITION

     You are not allowed, without the explicit approval of the Board of Directors of Rofin-Sinar Technologies Inc., to transact any business for your account nor for any subsidiary of the Company for your account or for another's account. You are also not allowed to have an interest as a personally liable partner in another business.

     To exercise any other sideline or spare time occupation for compensation is also subject to the approval of the Board of Directors of Rofin-Sinar Technologies Inc. Also, acceptance of any supervisory board positions and similar such office positions requires prior approval by the Board of the Directors.

7.   COMPANY CAR

     The Company provides you with a company car which you can also use in your private time. The Company will pay for maintenance, repairs, and insurance. The automobile tax will have to be paid by you.

8.   SERVICE CREDIT

     The years of service spent working for Laser Optronic GmbH will be credited toward the years of your services for the Company.

9.   PENSION/SURVIVORS PENSION

     For your Pension/Survivors Pension the provisions currently in effect apply.

10.  TERM AND TERMINATION OF AGREEMENT

     This agreement is made for an indefinite term and can be terminated by either party upon a 2-year prior notice of termination to the end of a business year, with the first possible termination date being September 30, 2000.

     The employment agreement ends without any notice of termination at the end of the business year in which you will be 65 years of age.

     The legal statutory provisions of (S) 38 Limited Liability Company Law with regard to revocation of the appointment of a manager remain in effect.

11.  NON-COMPETITION CLAUSE

     You agree that for six months after termination of your employment with the Company not to start a business, engage in any business or have an interest in the field of laser material processing, nor enter into employment with a company involved in such business. During these six months you are entitled to, subject to
     (S)(S) 74 ff Commercial Code, to receive half of your salary that you last received from us.

12.  INVENTIONS

     Any inventions or improvements made by you during your activities for the Company are property of the Company.

13.  RETURN OF RECORDS

     Upon your resignation from the firm, you will return to the Company any and all records, documents, books, etc. that are in your possession. The same applies to all business-related written notes.

                                                                   EXHIBIT 10.17

                                    Entwurf
                                    -------

Adolf J. Huttl
Der Vorsitzende des Beirats
der Rofin Sinar Laser GmbH



Herrn
Gunther Braun
ROFIN-SINAR Laser GmbH


                                                    Erlangen, 02. September 1996


Sehr geehrter Herr Braun,

wie im Borsenprospekt vom 05.08.1996 festgelegt, endet Ihr Vertrag mit der Rofin Sinar Laser GmbH vom 08.08.1994 mit dem Tag der Borseneinfuhrung der Rofin Sinar Technologies Inc. Gleichzeitig tritt fur Sie folgender abgeanderter Vertrag mit der Rofin Sinar Laser GmbH in Kraft:

1.   VERTRETUNGS- UND GESCHAFTSFUHRUNGSBEFUGNIS

     Als Geschaftsfuhrer fuhren Sie die Geschafte der Gesellschaft nach Massgabe der einschlagigen gesetzlichen Bestimmungen, der Satzung der Gesellschaft sowie den Regelungen dieses Vertrages.

     Sie sind berechtigt, zusammen mit einem anderen Geschaftsfuhrer, einem Prokuristen oder einem Handlungsbevollmachtigten fur die Gesellschaft zu zeichnen und sie zu vertreten. Sie selbst zeichnen fur die Gesellschaft ohne Zusatz.

2.   BESCHAFTIGUNGSBESTIMMUNGEN

     Fur Ihr Dienstverhaltnis gelten die beigefugten Beschaftigungsbestimmungen fur Geschaftsfuhrer.

3.   EINKOMMEN

     Ihr Einkommen besteht aus einem Jahresgehalt von nicht weniger als DM
     231.000 sowie einem jahrlich festzulegenden Bonus.

     Ihr Jahresgehalt wird in zwolf gleich hohen Monatsgehaltern DM 19.250 brutto an Sie ausgezahlt.

     Ihr jahrlicher Bonus von max. __% vom Jahresgehalt wird fur 1996/97 von einen durch das Compensation Commitee des Board of Directors der Rofin Sinar Technologies Inc. festzulegenden Bonusplan bestimmt.

     Mit Ihrem Einkommen ist Ihre Tatigkeit bei der Rofin Sinar Technologies Inc. mit abgegolten.

4.   EQUITY INCENTIVE PLAN

     Zusatzlich zu Ihrem Einkommen erhalten Sie, wie im Borsenprospekt vom
     05.08.1996 festgelegt, die Moglichkeit, insgesamt 36.000 Stuck Aktien (stock options) zum Borseneinfuhrungspreis zu erwerben. Die naheren
     --------------
     Einzelheiten hierzu wird das Compensation Commitee des Board of Directors der Rofin Sinar Technologies Inc. festlegen.

5.   SORGFALTS- UND VERSCHWIEGENHEITSPFLICHT

     Sie werden bei der Geschaftsfuhrung die Sorgfalt eines ordentlichen und gewissenhaften Geschaftsfuhrers anwenden und uber vertrauliche Angelegenheiten der Gesellschaft auch uber das Ende dieses Vertrages hinaus Verschwiegenheit bewahren.

6.   WETTBEWERBSVERBOT

     Sie durfen ohne Einwilligung des Board of Directors der Rofin Sinar Technologies Inc. weder ein Handelsgewerbe betreiben noch im Geschaftszweig der Gesellschaft fur eigene oder fremde Rechnung Geschafte machen. Sie durfen sich auch nicht an einem anderen Geschaft als personlich haftender Gesellschafter beteiligen.

     Die Ausubung einer sonstigen Nebenbeschaftigung gegen Entgelt bedarf ebenfalls der Zustimmung des Board of Directors der Rofin Sinar Technologies Inc. Hierunter fallt auch die Ubernahme von
     Aufsichtsratsstellen und ahnlichen Amtern.

7.   FIRMENWAGEN

     Die Gesellschaft stellt Ihnen einen Firmenwagen, den Sie auch privat nutzen konnen. Die Gesellschaft tragt die laufenden Betriebskosten, Versicherung und Reparaturen. Die Versteuerung geht zu Ihren Lasten.

8.   DIENSTZEIT

     Die bei der Laser Optronic GmbH, Gunding, verbrachte Dienstzeit wird auch als Betriebszugehorigkeit bei der Gesellschaft berucksichtigt.

9.   ALTERS- UND HINTERBLIEBENENVERSORGUNG

     Fur Ihre Alters- und Hinterbliebenenversorgung gelten auch weiterhin die bisherigen Regelungen.

10.  VERTRAGSDAUER UND -BEENDIGUNG

     Dieser Vertrag wird auf unbestimmte Zeit abgeschlossen und kann beiderseits unter Einhaltung einer Kundigungsfrist von zwei Jahren zum Schluss eines Geschaftsjahres gekundigt werden. Die Kundigung ist erstmals zum
     30.09.2000 moglich.

     Das Vertragsverhaltnis endet auch ohne Kundigung mit Ablauf des Geschaftsjahres, in dem Sie das 65. Lebensjahr vollenden.

     Die gesetzlichen Bestimmungen des (S) 38 GmbH-Gesetz uber den Widerruf der Bestellung eines Geschaftsfuhrers bleiben unberuhrt.

11.  KONKURRENZKLAUSEL

     Sie verpflichten sich, nach Beendigung des Arbeitsverhaltnisses in dem Bereich Laser-Materialbearbeitung wahrend der Dauer von 6 Monaten kein Geschaft zu errichten, zu betreiben oder sich daran zu beteiligen und auch kein Arbeitsverhaltnis mit einem solchen Unternehmen abzuschliessen. Fur diese 6 Monate steht Ihnen unter Berucksichtigung der Vorschriften der
     (S)(S) 74 ff. HGB die Halfte Ihres zuletzt bezogenen Gehaltes zu.

12.  ERFINDUNGEN

     Die wahrend Ihrer Tatigkeit in der Gesellschaft gemachten Erfindungen und Verbesserungen stehen der Gesellschaft zu.

13.  RUCKGABE VON UNTERLAGEN

     Sie werden bei Ihrem Ausscheiden aus der Gesellschaft alle ihr gehorenden schriftlichen Unterlagen, die sich in Ihrem Besitz befinden, ubergeben. Das gleiche gilt fur all dienstlichen Aufzeichnungen.

Wir bitten Sie, uns Ihr Einverstandnis mit dem Inhalt dieses Schreibens durch Unterzeichnung und Ruckgabe der beiliegenden Zweitschrift zu erklaren.

Mit freundlichem Gruss                        Anlagen
                                              -------
                                              Beschaftigungs-
                                              bestimmungen

Mit dem Inhalt dieses Schreibens erklare ich mich einverstanden:


 ......................................   ............
Ort, Datum                               Unterschrift